Exhibit 5








                                [Letterhead of]

                            THOMPSON, HINE AND FLORY

                                 April 27, 1995








Omnicare, Inc.
2800 Chemed Center
255 East Fifth Street
Cincinnati, Ohio 45202

Gentlemen:

         Reference is made to the offering by certain stockholders of Omnicare, Inc., a Delaware corporation (the "Company"), of up to an aggregate of 192,622 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 to be filed under the Securities Act of 1933 (the "Registration Statement"). The Shares are comprised of 21,372 shares offered by Western Avenue Pharmacy, Inc., 63,550 shares offered by Genovese Drug Stores, Inc., 63,424 shares offered by Consulting and Pharmaceutical Services, Inc., 22,138 offered by Les Shafranek, and 22,138 offered by William Gordon.

         As counsel for the Company, we have examined and are familiar with the Certificate of Incorporation of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares.
Based upon the foregoing and upon investigation of such other matters as we consider appropriate to permit us to render an informed opinion, it is our opinion that:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2. The Shares are duly authorized, validly issued, fully paid and nonassessable.






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         This opinion is solely for your information in connection
with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                   Very truly yours,



                                   /s/ Thompson, Hine and Flory